[Exhibit 4.2]

NORDSTROM CREDIT CARD MASTER NOTE TRUST II

Series 2007-2

April 25, 2007

NOTE PURCHASE AGREEMENT

Greenwich Capital Markets, Inc.
  as a Representative of the Initial Purchasers
600 Steamboat Road
Greenwich, Connecticut 06830

J.P. Morgan Securities Inc.
  as a Representative of the Initial Purchasers
270 Park Avenue, Floor 10
New York, New York 10017

Ladies and Gentlemen:

1. Introductory. Nordstrom Private Label Receivables LLC (as described below and whose name will change on the Closing Date to Nordstrom Credit Card Receivables II LLC) (the “Transferor”), as beneficiary (in such capacity, the “Beneficiary”) of Nordstrom Private Label Credit Card Master Note Trust (whose name will change on the Closing Date to Nordstrom Credit Card Master Note Trust II), a Delaware statutory trust (the “Issuer” or the “Trust”), proposes to sell $453,800,000 principal amount of Series 2007-2 Class A Asset Backed Notes (the “Series 2007-2 Class A Notes”) to the initial purchasers listed on Exhibit A hereto (the “Class A Initial Purchasers”) and $46,200,000 principal amount of Series 2007-2 Class B Asset Backed Notes (the “Series 2007-2 Class B Notes” and, together with the Series 2007-2 Class A Notes, the “Offered Notes”) to the initial purchasers listed on Exhibit B hereto (the “Class B Initial Purchasers” and, together with the Class A Initial Purchasers, the “Initial Purchasers”), for resale to “qualified institutional buyers” in reliance upon Rule 144A (“Rule 144A”) under the Securities Act of 1933, as amended (the “Act”). Greenwich Capital Markets, Inc. and J.P. Morgan Securities Inc. will act as the representatives of the Initial Purchasers (the "Representatives”). Concurrently with the issuance and sale of the Offered Notes as contemplated herein, the Issuer will issue $43,500,000 principal amount of Series 2007-2 Class C Asset Backed Notes (the “Series 2007-2 Class C Notes” and, together with the Offered Notes, the “Series 2007-2 Notes”), $325,500,000 principal amount of Series 2007-1 Class A Asset Backed Notes (the “ Series 2007-1 Class A Notes”), $24,500,000 principal amount of Series 2007-1 Class B Asset Backed Notes (the “ Series 2007-1 Class B Notes”), and $26,400,000 principal amount of Series 2007-1 Class C Asset Backed Notes (the “ Series 2007-1 Class C Notes” and, together with the Series 2007-2 Notes, the Series 2007-1 Class A Notes and Series 2007-1 Class B Notes, the “Notes”). The Series 2007-2 Class C Notes, Series 2007-1 Class A Notes, Series 2007-1 Class B Notes and Series 2007-1 Class C Notes will not be sold hereunder.

The Transferor is a limited liability company formed pursuant to and in accordance with the Delaware Limited Liability Company Act (6 Del. Code § 18-101 et seq.) on October 11, 2001, and governed by the Amended and Restated Limited Liability Company Agreement, dated as of May 1, 2007 (the “Limited Liability Company Agreement”), among Nordstrom fsb, a federal savings bank (the “Bank”), as the sole equity member, and D. Dale Browning and Eric Grover, as the Special Members.

The Issuer is a Delaware statutory trust formed pursuant to (a) the filing of a certificate of trust with the Secretary of State of the State of Delaware on October 2001, as amended and (b) the Second Amended and Restated Trust Agreement dated as of May 1, 2007 (as amended from time to time, the “Trust Agreement”), between the Beneficiary and Wilmington Trust Company, as owner trustee (the “Owner Trustee”). Under the Amended and Restated Administration Agreement, dated as of May 1, 2007 (the “Administration Agreement”), between the Bank, as Administrator, and the Issuer, the Bank will perform, on behalf of the Issuer, certain administrative obligations required by the Transfer and Servicing Agreement and the Indenture (all as herein defined).

The Series 2007-2 Notes will be issued pursuant to an Amended and Restated Master Indenture dated as of May 1, 2007 (as supplemented, the “Indenture”), by and between the Issuer and Wells Fargo Bank, National Association, as indenture trustee (the “Indenture Trustee”), as acknowledged and agreed by the Transferor and the Bank, as Servicer, and as supplemented by an Indenture Supplement dated as of May 1, 2007, by and between the Issuer and the Indenture Trustee. To the extent not defined in this agreement (the “Agreement”), capitalized terms used herein shall have the meanings specified in the Indenture.

Under the Operating Agreement, dated as of August 30, 1991, as amended (the “Operating Agreement”), between the Bank and Nordstrom Credit, Inc., a Colorado corporation (the “Seller”), the Bank transfers the Private Label Receivables to the Seller. Pursuant to the Participation Agreement, dated as of May 1, 2007 (the “Participation Agreement”), between the Bank and the Seller, the Bank will sell and assign to the Seller an undivided beneficial interest in certain existing and future amounts in relation to certain VISA® accounts (the “Participation,” and together with the Private Label Receivables, the “Receivables”). The Receivables are transferred by the Seller to the Transferor pursuant to the Receivables Purchase Agreement, dated as of May 1, 2007 (the “Receivables Purchase Agreement”), between the the Seller and the Transferor. The Transferor, in turn, transfers the Receivables to the Trust pursuant to the Amended and Restated Transfer and Servicing Agreement, dated as of May 1, 2007 (the “Transfer and Servicing Agreement”), among the Transferor, the Bank, as Servicer, the Indenture Trustee and the Trust.

The Offered Notes will be offered pursuant to an offering circular (the “Base Offering Circular”) and an offering circular supplement dated April 25, 2007 (the “Offering Circular Supplement,” and, collectively with the Base Offering Circular, the “Final Offering Circular”) relating to the Offered Notes. As used herein, Final Offering Circular means, with respect to any date or time referred to herein, the most recent final Offering Circular with respect to the Offered Notes (as amended or supplemented, if applicable), which has been prepared and delivered by the Bank, the Seller and the Transferor to the Initial Purchasers in accordance with the provisions hereof.

Prior to the time the first contract of sale for the Offered Notes was entered into, as set forth on Exhibit A (with respect to the Series 2007-2 Class A Notes) and Exhibit B (with respect to the Class 2007-2 Class B Notes) hereto (the “Time of Sale”), the Bank, the Seller and the Transferor had prepared a preliminary offering circular supplement with respect to the Offered Notes, dated April 20, 2007 (collectively with the Base Offering Circular, the "Preliminary Offering Circular”). As used herein, Preliminary Offering Circular means, with respect to any date or time referred to herein, the most recent preliminary Offering Circular with respect to the Offered Notes (as amended or supplemented, if applicable), which has been prepared and delivered by the Bank, the Seller and the Transferor to the Initial Purchasers in accordance with the provisions hereof. In addition, the Representatives have prepared, using information provided to them by the Bank, the Seller and/or the Transferor, the road show presentation used on April 23, 2007 through April 25, 2007 in connection with the offering of the Offered Notes (such information provided by the Bank, the Seller and/or the Transferor, the “Other Materials”), a copy of which is attached hereto as Exhibit C.

2. Representations and Warranties of the Bank. The Bank represents and warrants to the Initial Purchasers, as of the date hereof (unless otherwise specified), as follows:

(a) The Preliminary Offering Circular and the Other Materials were as of their respective dates, at the Time of Sale and as of the Closing Date, and the Final Offering Circular is as of the date thereof and as of the Closing Date, accurate in all material respects, and the Preliminary Offering Circular and the Other Materials did not as of their respective dates, at the Time of Sale and as of the Closing Date, and the Final Offering Circular does not as of the date thereof and as of the Closing Date, include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading (it being understood that no representation or warranty is made with respect to the omission of information in the Preliminary Offering Circular regarding the final amount of the Offered Notes (as reflected in the Final Offering Circular) or pricing and price-dependent information, which information shall of necessity appear only in the Final Offering Circular). Notwithstanding the foregoing, this representation and warranty does not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Bank by the Initial Purchasers specifically for use in connection with the preparation thereof, such information being limited to the information set forth in Exhibit D (the “Initial Purchasers Information”).

(b) The Bank is a federal savings association duly organized and validly existing in good standing under the laws of the United States, with full corporate power, authority and legal right to own its properties and conduct its credit card business as described in the Preliminary Offering Circular and the Final Offering Circular, is duly qualified to do business and is in good standing (or is exempt from such requirements), and has obtained all necessary licenses and approvals with respect to the Bank in each jurisdiction in which failure to so qualify or obtain such licenses and approvals would have a material adverse effect on the interests of holders of the Notes under the Indenture or the Receivables under the Operating Agreement or the Participation Agreement.

(c) the Receivables have been acquired and will be acquired by the Seller under the Operating Agreement and the Participation Agreement, other than the Retained Interest (as defined in the Participation Agreement), which is held by the Bank, by the Transferor under the Receivables Purchase Agreement and by the Issuer under the Transfer and Servicing Agreement free and clear of any lien, charge or encumbrance, but subject to the rights of the related obligors; and as of the date hereof and as of the Time of Delivery (as defined herein), neither the Bank nor the Transferor is obligated to repurchase Receivables in the Initial Accounts or in any Additional Accounts (each as defined in the Transfer and Servicing Agreement) constituting a material portion of the aggregate Receivables in the Accounts (as defined in the Transfer and Servicing Agreement) existing as of the Closing Date.

(d) The execution, delivery and performance by the Bank of this Agreement, the Operating Agreement, the Participation Agreement, the Transfer and Servicing Agreement Agreement, the Limited Liability Company Agreement and the Administration Agreement (collectively, the “Bank Agreements”) and the consummation by the Bank of the transactions provided for herein and therein have been duly authorized by the Bank by all necessary corporate action on the part of the Bank; and neither the execution and delivery by the Bank of such instruments, nor the performance by the Bank of the transactions herein or therein contemplated, nor the compliance by the Bank with the provisions hereof or thereof will (i) conflict with or result in a breach of any of the material terms and provisions of, or constitute a material default under, any of the provisions of the Federal Stock Charter or By-laws of the Bank, or (ii) conflict with any of the provisions of any law, governmental rule, regulation, judgment, decree or order binding on the Bank or its properties, or (iii) conflict with any of the material provisions of any indenture, mortgage, contract or other instrument to which the Bank is a party or by which it is bound, or (iv) result in the creation or imposition of any lien, charge or encumbrance upon any of its property pursuant to the terms of any such indenture, mortgage, contract or other instrument.

(e) The Bank Agreements constitute legal, valid and binding obligations of the Bank, enforceable against the Bank in accordance with their respective terms, except to the extent that the enforceability thereof may be subject to bankruptcy, insolvency, reorganization, conservatorship, receivership, moratorium or other similar laws now or hereafter in effect relating to creditors’ rights (including the Federal Deposit Insurance Act, as amended) as such laws would apply in the event of the insolvency, liquidation or reorganization or other similar occurrence with respect to the Bank or in the event of any moratorium or similar occurrence affecting the Bank and to general principles of equity.

(f) All approvals, authorizations, consents, orders or other actions of any person, corporation or other organization, or of any court, governmental agency or body or official (except with respect to the state securities or Blue Sky laws of various jurisdictions), required in connection with the valid and proper transfer and delivery of the Receivables to the Owner Trustee on behalf of the Issuer have been taken or obtained.

(g) Other than as set forth or contemplated in the Preliminary Offering Circular, there are no legal or governmental proceedings pending or, to the knowledge of the Bank, threatened to which any of the Bank or its subsidiaries is a party or to which any property of the Bank or its subsidiaries is the subject which, if determined adversely to the Bank, could individually or in the aggregate reasonably be expected to (i) have a material adverse effect on the financial position or results of operations of the Bank and its subsidiaries, taken as a whole, and the interests of the holders of the Notes, or (ii) impair materially the ability of the Bank to perform its obligations under the Bank Agreements.

(h) This Agreement has been duly executed and delivered by the Bank.

(i) The Bank has delivered to the Representatives complete and correct copies of publicly available portions of the Thrift Financial Report of the Bank for the three most recent years for which such reports are publicly available, as submitted to the Office of Thrift Supervision; except as set forth in or contemplated in the Preliminary Offering Circular and the Final Offering Circular, there has been no material adverse change in the condition (financial or otherwise) of the Bank since the date of the most recent of such reports.

(j) Any taxes, fees and other governmental charges in connection with the execution, delivery and performance by the Bank of the Bank Agreements shall have been paid or will be paid by or on behalf of the Bank at or prior to the Closing Date to the extent then due.

(k) When the Series 2007-2 Notes are issued pursuant to the Indenture, the Offered Notes will be eligible for resale pursuant to Rule 144A and will not be of the same class (within the meaning of Rule 144A under the Act) as securities that are listed on a national securities exchange registered under Section 6 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or quoted in a U.S. automated inter-dealer quotation system.

(l) Neither the Bank nor any person acting on its behalf has offered or sold any Series 2007-2 Notes by means of any general solicitation or general advertising within the meaning of Rule 502(c) under the Act. Neither the Bank nor any of its affiliates (directly or indirectly) has offered or sold or will offer or sell any Series 2007-2 Notes or similar security in a manner that would render the issuance and sale of the Series 2007-2 Notes a violation of Section 5 of the Act, or require registration pursuant thereto, nor will it authorize any person to act in such manner.

(m) When the Series 2007-2 Notes are issued pursuant to the Indenture, the Issuer will not be required to be registered as an “investment company” as such term is defined in the Investment Company Act of 1940, as amended.

3. Representations and Warranties of the Seller. The Seller represents and warrants to the Initial Purchasers, as of the date hereof (unless otherwise specified), as follows:

(a) The Preliminary Offering Circular and the Other Materials were as of their respective dates, at the Time of Sale and as of the Closing Date, and the Final Offering Circular is as of the date thereof and as of the Closing Date, accurate in all material respects, and the Preliminary Offering Circular and the Other Materials did not as of their respective dates, at the Time of Sale and as of the Closing Date, and the Final Offering Circular does not as of the date thereof and as of the Closing Date, include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading (it being understood that no representation or warranty is made with respect to the omission of information in the Preliminary Offering Circular regarding the final amount of the Offered Notes (as reflected in the Final Offering Circular) or pricing and price-dependent information, which information shall of necessity appear only in the Final Offering Circular). Notwithstanding the foregoing, this representation and warranty does not apply to any statements or omissions made in reliance upon and in conformity with the Initial Purchasers Information.

(b) The Seller is duly organized and validly existing in good standing under the laws of the United States, with full corporate power, authority and legal right to own its properties as described in the Preliminary Offering Circular and the Final Offering Circular, is duly qualified to do business and is in good standing (or is exempt from such requirements), and has obtained all necessary licenses and approvals with respect to the Seller in each jurisdiction in which failure to so qualify or obtain such licenses and approvals would have a material adverse effect on the interests of holders of the Notes under the Indenture or the Receivables under the Operating Agreement, the Participation Agreement or the Receivables Purchase Agreement.

(c) the Receivables have been acquired and will be acquired by the Seller under the Operating Agreement and the Participation Agreement, other than the Retained Interest (as defined in the Participation Agreement), which is held by the Bank, by the Transferor under the Receivables Purchase Agreement and by the Issuer under the Transfer and Servicing Agreement free and clear of any lien, charge or encumbrance, but subject to the rights of the related obligors; and as of the date hereof and as of the Time of Delivery, neither the Bank nor the Transferor is obligated to repurchase Receivables in the Initial Accounts or in any Additional Accounts (each as defined in the Transfer and Servicing Agreement) constituting a material portion of the aggregate Receivables in the Accounts (as defined in the Transfer and Servicing Agreement) existing as of the Closing Date.

(d) The execution, delivery and performance by the Seller of this Agreement, the Operating Agreement, the Participation Agreement and the Receivables Purchase Agreement (collectively, the “Seller Agreements”) and the consummation by the Seller of the transactions provided for herein and therein have been duly authorized by the Seller by all necessary corporate action on the part of the Seller; and neither the execution and delivery by the Seller of such instruments, nor the performance by the Seller of the transactions herein or therein contemplated, nor the compliance by the Seller with the provisions hereof or thereof will (i) conflict with or result in a breach of any of the material terms and provisions of, or constitute a material default under, any of the provisions of the Articles of Incorporation or By-Laws of the Seller, or (ii) conflict with any of the provisions of any law, governmental rule, regulation, judgment, decree or order binding on the Seller or its properties, or (iii) conflict with any of the material provisions of any indenture, mortgage, contract or other instrument to which the Seller is a party or by which it is bound, or (iv) result in the creation or imposition of any lien, charge or encumbrance upon any of its property pursuant to the terms of any such indenture, mortgage, contract or other instrument.

(e) The Seller Agreements constitute legal, valid and binding obligations of the Seller, enforceable against the Seller in accordance with their respective terms, except to the extent that the enforceability thereof may be subject to bankruptcy, insolvency, reorganization, conservatorship, moratorium or other similar laws now or hereafter in effect relating to creditors’ rights as such laws would apply in the event of the insolvency, liquidation or reorganization or other similar occurrence with respect to the Seller or in the event of any moratorium or similar occurrence affecting the Seller and to general principles of equity.

(f) All approvals, authorizations, consents, orders or other actions of any person, corporation or other organization, or of any court, governmental agency or body or official (except with respect to the state securities or Blue Sky laws of various jurisdictions), required in connection with the valid and proper authorization, issuance and delivery of the Receivables to the Owner Trustee on behalf of the Issuer have been taken or obtained.

(g) Other than as set forth or contemplated in the Preliminary Offering Circular, there are no legal or governmental proceedings pending or, to the knowledge of the Seller, threatened to which any of the Seller is a party or to which any property of the Seller is the subject which, if determined adversely to the Seller, could individually or in the aggregate reasonably be expected to (i) have a material adverse effect on the financial position or results of operations of the Seller, taken as a whole, and the interests of the holders of the Notes, or (ii) impair materially the ability of the Seller to perform its obligations under the Seller Agreements.

(h) This Agreement has been duly executed and delivered by the Seller.

(i) Any taxes, fees and other governmental charges in connection with the execution, delivery and performance by the Seller of the Seller Agreements shall have been paid or will be paid by or on behalf of the Seller at or prior to the Closing Date to the extent then due.

(j) Neither the Seller nor any person acting on its behalf has offered or sold any Series 2007-2 Notes by means of any general solicitation or general advertising within the meaning of Rule 502(c) under the Act. Neither the Seller nor any of its affiliates (directly or indirectly) has offered or sold or will offer or sell any Series 2007-2 Notes or similar security in a manner that would render the issuance and sale of the Series 2007-2 Notes a violation of Section 5 of the Act, or require registration pursuant thereto, nor will it authorize any person to act in such manner.

4. Representations and Warranties of the Transferor. The Transferor represents and warrants to the Initial Purchasers, as of the date hereof (unless otherwise specified), as follows:

(a) The Preliminary Offering Circular and the Other Materials were as of their respective dates, at the Time of Sale and as of the Closing Date, and the Final Offering Circular is as of the date thereof and as of the Closing Date, accurate in all material respects, and the Preliminary Offering Circular and the Other Materials did not as of their respective dates, at the Time of Sale and as of the Closing Date, and the Final Offering Circular does not as of the date thereof and as of the Closing Date, include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading (it being understood that no representation or warranty is made with respect to the omission of information in the Preliminary Offering Circular regarding the final amount of the Offered Notes (as reflected in the Final Offering Circular) or pricing and price-dependent information, which information shall of necessity appear only in the Final Offering Circular). Notwithstanding the foregoing, this representation and warranty does not apply to any statements or omissions made in reliance upon and in conformity with the Initial Purchasers Information.

(b) The Transferor is duly organized and validly existing in good standing under the laws of the United States, with full corporate power, authority and legal right to own its properties as described in the Preliminary Offering Circular and the Final Offering Circular, is duly qualified to do business and is in good standing (or is exempt from such requirements), and has obtained all necessary licenses and approvals with respect to the Seller in each jurisdiction in which failure to so qualify or obtain such licenses and approvals would have a material adverse effect on the interests of holders of the Notes under the Indenture or the the Receivables under the Receivables Purchase Agreement or the Transfer and Servicing Agreement.

(c) the Receivables have been acquired and will be acquired by the Seller under the Operating Agreement and the Participation Agreement, other than the Retained Interest (as defined in the Participation Agreement), which is held by the Bank,by the Transferor under the Receivables Purchase Agreement and by the Issuer under the Transfer and Servicing Agreement free and clear of any lien, charge or encumbrance, but subject to the rights of the related obligors; as of the date hereof and as of the Time of Delivery, neither the Bank nor the Transferor is obligated to repurchase Receivables in the Initial Accounts or in any Additional Accounts (each as defined in the Transfer and Servicing Agreement) constituting a material portion of the aggregate Receivables in the Accounts (as defined in the Transfer and Servicing Agreement) existing as of the Closing Date.

(d) The execution, delivery and performance by the Transferor of this Agreement, the Receivables Purchase Agreement, the Transfer and Servicing Agreement and the Trust Agreement (collectively, the “Transferor Agreements”) and the consummation by the Transferor of the transactions provided for herein and therein have been duly authorized by the Transferor by all necessary action on the part of the Transferor; and neither the execution and delivery by the Transferor of such instruments, nor the performance by the Transferor of the transactions herein or therein contemplated, nor the compliance by the Transferor with the provisions hereof or thereof will (i) conflict with or result in a breach of any of the material terms and provisions of, or constitute a material default under, any of the provisions of the Limited Liability Company Agreement, or (ii) conflict with any of the provisions of any law, governmental rule, regulation, judgment, decree or order binding on the Transferor or its properties, or (iii) conflict with any of the material provisions of any indenture, mortgage, contract or other instrument to which the Transferor is a party or by which it is bound, or (iv) result in the creation or imposition of any lien, charge or encumbrance upon any of its property pursuant to the terms of any such indenture, mortgage, contract or other instrument.

(e) The Transferor Agreements constitute legal, valid and binding obligations of the Transferor, enforceable against the Transferor in accordance with their respective terms, except to the extent that the enforceability thereof may be subject to bankruptcy, insolvency, reorganization, conservatorship, moratorium or other similar laws now or hereafter in effect relating to creditors’ rights as such laws would apply in the event of the insolvency, liquidation or reorganization or other similar occurrence with respect to the Transferor or in the event of any moratorium or similar occurrence affecting the Transferor and to general principles of equity.

(f) All approvals, authorizations, consents, orders or other actions of any person, corporation or other organization, or of any court, governmental agency or body or official (except with respect to the state securities or Blue Sky laws of various jurisdictions), required in connection with the valid and proper authorization, issuance and delivery of the Receivables to the Owner Trustee on behalf of the Issuer have been taken or obtained.

(g) Other than as set forth or contemplated in the Preliminary Offering Circular, there are no legal or governmental proceedings pending or, to the knowledge of the Transferor, threatened to which any of the Transferor is a party or to which any property of the Transferor is the subject which, if determined adversely to the Transferor, could individually or in the aggregate reasonably be expected to (i) have a material adverse effect on the financial position or results of operations of the Transferor, taken as a whole, and the interests of the holders of the Notes, or (ii) impair materially the ability of the Transferor to perform its obligations under the Transferor Agreements.

(h) This Agreement has been duly executed and delivered by the Transferor.

(i) Any taxes, fees and other governmental charges in connection with the execution, delivery and performance by the Transferor of the Transferor Agreements shall have been paid or will be paid by or on behalf of the Transferor at or prior to the Closing Date to the extent then due.

(j) When the Series 2007-2 Notes are issued pursuant to the Indenture, the Offered Notes will be eligible for resale pursuant to Rule 144A and will not be of the same class (within the meaning of Rule 144A under the Act) as securities that are listed on a national securities exchange registered under Section 6 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or quoted in a U.S. automated inter-dealer quotation system.

(k) Neither the Transferor nor any person acting on its behalf has offered or sold any Series 2007-2 Notes by means of any general solicitation or general advertising within the meaning of Rule 502(c) under the Act. Neither the Transferor nor any of its affiliates (directly or indirectly) has offered or sold or will offer or sell any Series 2007-2 Notes or similar security in a manner that would render the issuance and sale of the Series 2007-2 Notes a violation of Section 5 of the Act, or require registration pursuant thereto, nor will it authorize any person to act in such manner.

(l) When the Series 2007-2 Notes are issued pursuant to the Indenture, the Issuer will not be an “investment company” or “controlled” by an “investment company” as each such term is defined in the Investment Company Act of 1940.

5. Representations and Warranties of the Issuer. The Issuer represents and warrants to the Initial Purchasers, as of the date hereof (unless otherwise specified), as follows:

(a) The Preliminary Offering Circular and the Other Materials were as of their respective dates, at the Time of Sale and as of the Closing Date, and the Final Offering Circular is as of the date thereof and as of the Closing Date, accurate in all material respects, and the Preliminary Offering Circular and the Other Materials did not as of their respective dates, at the Time of Sale and as of the Closing Date, and the Final Offering Circular does not as of the date thereof and as of the Closing Date, include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading (it being understood that no representation or warranty is made with respect to the omission of information in the Preliminary Offering Circular regarding the final amount of the Offered Notes (as reflected in the Final Offering Circular) or pricing and price-dependent information, which information shall of necessity appear only in the Final Offering Circular). Notwithstanding the foregoing, this representation and warranty does not apply to any statements or omissions made in reliance upon and in conformity with the Initial Purchasers Information.

(b) The representations and warranties of the Issuer in the Indenture are true and correct in all material respects.

(c) The Issuer is duly formed and validly existing as a statutory trust in good standing under the laws of the State of Delaware, with power and authority to own its properties and conduct its business as described in the Preliminary Offering Circular and the Final Offering Circular and to execute, deliver and perform its obligations under the Indenture, to authorize the issuance of the Notes, and to consummate the transactions contemplated by the Indenture.

(d) The Notes have been duly authorized, and, when executed, issued and delivered pursuant to the Indenture, duly authenticated by the Indenture Trustee and paid for by the Initial Purchasers in accordance with this Agreement, will be duly and validly executed, authenticated, issued and delivered and entitled to the benefits provided by the Indenture; the Indenture has been duly authorized by the Issuer and, when executed and delivered by the Issuer and the Indenture Trustee, will constitute a valid and binding agreement of the Issuer, enforceable against the Issuer in accordance with its terms, except to the extent that the enforceability thereof may be subject to bankruptcy, insolvency, reorganization, receivership, conservatorship, moratorium or other similar laws now or hereafter in effect relating to creditors’ rights in general as such laws would apply in the event of the insolvency, liquidation or reorganization or other similar occurrence with respect to the Issuer or in the event of any moratorium or similar occurrence affecting the Issuer and to general principles of equity; and the Series 2007-2 Notes and the Indenture conform to the descriptions thereof in the Preliminary Offering Circular and the Final Offering Circular in all material respects.

(e) All approvals, authorizations, consents, orders or other actions of any person, corporation or other organization, or of any court, governmental agency or body or official (except with respect to the state securities or Blue Sky laws of various jurisdictions), required in connection with the valid and proper authorization, issuance and sale of the Notes by the Issuer have been taken or obtained.

(f) The Issuer is not in violation of its organizational documents or in default in its respective performance or observance of any obligation, agreement, covenant or condition contained in any agreement or instrument to which it is a party or by which it or its properties are bound which would have a material adverse effect on the transactions contemplated in this Agreement or in the Indenture. The execution, delivery and performance of the Indenture, and the issuance and delivery of the Notes and compliance with the terms and provisions thereof will not result in a material breach or violation of any of the terms and provisions of, or constitute a material default under, any statute, rule, regulation or order of any governmental agency or body or any court having jurisdiction over the Issuer or any of its properties or any agreement or instrument to which the Issuer is a party or by which the Issuer is bound or to which any of the properties of the Issuer is subject, or the organizational documents of the Issuer; and the Issuer has full power and authority to authorize and issue the Notes as contemplated by this Agreement and the Indenture and to enter into the Indenture.

(g) Other than as set forth or contemplated in the Preliminary Offering Circular, there are no legal or governmental proceedings pending or, to the knowledge of the Issuer, threatened to which the Issuer is a party or to which any property of the Issuer is the subject which, if determined adversely to the Issuer, could individually or in the aggregate reasonably be expected to (i) have a material adverse effect on the interests of the holders of the Notes, or (ii) impair materially the ability of the Issuer to perform its obligations under the Indenture.

(h) Any taxes, fees and other governmental charges in connection with the execution, delivery and performance by the Issuer of the Indenture shall have been paid or will be paid by or on behalf of the Issuer at or prior to the Closing Date to the extent then due.

(i) When the Series 2007-2 Notes are issued pursuant to the Indenture, the Offered Notes will be eligible for resale pursuant to Rule 144A and will not be of the same class (within the meaning of Rule 144A under the Act) as securities that are listed on a national securities exchange registered under Section 6 of the Exchange Act, or quoted in a U.S. automated inter-dealer quotation system.

(j) Neither the Issuer nor any person acting on its behalf has offered or sold any Series 2007-2 Notes by means of any general solicitation or general advertising within the meaning of Rule 502(c) under the Act. Neither the Issuer nor any of its affiliates (directly or indirectly) has offered or sold or will offer or sell any Series 2007-2 Notes or similar security in a manner that would render the issuance and sale of the Series 2007-2 Notes a violation of Section 5 of the Act, or require registration pursuant thereto, nor will it authorize any person to act in such manner.

(k) When the Series 2007-2 Notes are issued pursuant to the Indenture, the Issuer will not be required to be registered as an “investment company” as such term is defined in the Investment Company Act of 1940, as amended.

6. Representations of the Initial Purchasers. Each Initial Purchaser hereby represents and warrants to, and agrees with the Bank, the Seller, the Transferor and the Issuer that upon the authorization by the Issuer of the issuance of the Notes, such Initial Purchaser proposes to offer the Offered Notes for sale upon the terms and conditions set forth in the Indenture, this Agreement, the Preliminary Offering Circular and the Final Offering Circular, and hereby further represents and warrants to and agrees with the Bank, the Seller, the Transferor and the Issuer that:

(a) It has offered and will offer and sell the Offered Notes only to persons who it reasonably believes are “qualified institutional buyers” within the meaning of Rule 144A under the Act and in transactions meeting the requirements of Rule 144A.

(b) It has not offered and will not offer or sell the Offered Notes by any form of general solicitation or general advertising, including but not limited to the methods described in Rule 502(c) under the Act.

7. Purchase, Sale and Delivery of Offered Notes. Subject to the terms and conditions of this Agreement, including but not limited to the terms and conditions set forth in Section 11, the Class A Initial Purchasers severally and not jointly agree to purchase the Series 2007-2 Class A Notes as set forth on Exhibit A and the Class B Initial Purchasers severally and not jointly agree to purchase the Series 2007-2 Class B Notes as set forth on Exhibit B hereto. Delivery of and payment for the Offered Notes will be made at the office of Sidley Austin LLP, 555 California St., San Francisco CA 94104, at 10:00 A.M., Pacific time, on May 1, 2007 or at such other time and/or date not later than seven full business days thereafter as may be agreed upon by the Representatives and the Bank (the “Closing Date”). Delivery of the Offered Notes shall be made by the Bank to the applicable Initial Purchasers against payment of the purchase price for each tranche set forth on Exhibit A and Exhibit B hereto (the “Purchase Price”), in same day funds wired to such bank as may be designated by the Bank, or by such other manner of payment as may be agreed upon by the Bank and the Representatives. Such time and date are herein called the “Time of Delivery.” The Offered Notes shall bear interest at the Note Rate set forth on Exhibit A and Exhibit B hereto, as provided in and subject to the Indenture. Payment for the Offered Notes shall be made against delivery through the facilities of The Depository Trust Company (“DTC”) of Global Notes to the Representatives for the respective accounts of the Initial Purchasers. The Global Notes so to be delivered shall be registered in the name of Cede & Co., as nominee for DTC. The number and denomination of Global Notes so delivered shall be as specified by DTC. The Global Notes will be made available for inspection and packaging by the Initial Purchasers at the office of Sidley Austin LLP, 555 California St., San Francisco CA 94104, not later than 11:00 A.M., Pacific time, on the business day prior to the Closing Date.

8. Covenants of the Bank, the Seller and the Transferor. The Bank, the Seller and the Transferor hereby covenant and agree with the Initial Purchasers that:

(a) the Bank and the Transferor shall prepare the Preliminary Offering Circular and the Final Offering Circular in forms approved by the Representatives and make no amendment or supplement to such Preliminary Offering Circular or Final Offering Circular unless such amendment or supplement is agreed to or approved by the Representatives in writing prior to its use (such approval not to be unreasonably withheld);

(b) the Bank and the Transferor shall furnish each Initial Purchaser with such number of copies as such Initial Purchaser may reasonably request of the Preliminary Offering Circular and each amendment or supplement thereto, and such additional copies thereof in such quantities as such Initial Purchaser may from time to time reasonably request, and if, at any time prior to its receipt of the Final Offering Circular, any event shall have occurred as a result of which the Preliminary Offering Circular, as then amended or supplemented, would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when the Preliminary Offering Circular is delivered, not misleading, or, if for any other reason it shall be necessary or desirable during such same period to amend or supplement the Preliminary Offering Circular, the Bank, the Seller or the Transferor shall promptly notify the Initial Purchasers and prepare and furnish without charge to the Initial Purchasers as many copies as the Initial Purchasers may from time to time reasonably request of an amended Preliminary Offering Circular or a supplement to the Preliminary Offering Circular that will correct such statement or omission or effect such compliance;

(c) the Bank and the Transferor shall furnish each Initial Purchaser with such number of copies as such Initial Purchaser may reasonably request of the Final Offering Circular and each amendment or supplement thereto, and such additional copies thereof in such quantities as such Initial Purchaser may from time to time reasonably request, and if, at any time prior to the earlier of the completion of the initial resale of the Offered Notes by the Initial Purchasers or the expiration of three months after the date of the Final Offering Circular, any event shall have occurred as a result of which the Final Offering Circular, as then amended or supplemented, would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when the Final Offering Circular is delivered, not misleading, or, if for any other reason it shall be necessary or desirable during such same period to amend or supplement the Final Offering Circular, the Bank, the Seller or the Transferor shall promptly notify the Initial Purchasers and prepare and furnish without charge to the Initial Purchasers as many copies as the Initial Purchasers may from time to time reasonably request of an amended Final Offering Circular or a supplement to the Final Offering Circular that will correct such statement or omission or effect such compliance;

(d) the Bank and the Transferor shall promptly from time to time take such action as the Initial Purchasers may reasonably request to qualify the Offered Notes for offering and sale under the securities laws of such jurisdictions as the Initial Purchasers may reasonably request and to comply with such laws so as to permit the continuance of sales therein in such jurisdictions for as long as may be reasonably necessary to complete the initial resale of the Offered Notes by the Initial Purchasers; provided, however, that in connection therewith none of the Bank, the Seller nor the Transferor shall be required to qualify as a foreign corporation or to file a general consent to service of process in any jurisdiction;

(e) the Bank and the Transferor agrees to provide to the holder of any Offered Notes and any prospective purchaser or transferee of such Offered Notes designated by a holder of such Offered Notes, upon request of such holder or such prospective purchaser or transferee, the information required by Rule 144A to enable resales of such Offered Notes to be made pursuant to Rule 144A;

(f) none of the Bank, the Seller, the Transferor nor any person acting on any of their behalf will solicit any offer to buy or offer to sell any Series 2007-2 Notes by means of any form of general solicitation or general advertising, including but not limited to the methods described in Rule 502(c) of the Act; and

(g) the Bank, the Seller and the Transferor will pay all expenses incident to the performance of its obligations under this Agreement and will reimburse the Initial Purchasers for any expenses reasonably incurred by them in connection with qualification of the Offered Notes and determination of their eligibility for investment under the laws of such jurisdictions as the Representatives may designate (including reasonable fees and disbursements of their counsel in connection with such sale and qualification of the Offered Notes) and the printing of memoranda relating thereto, for any fees charged by investment rating agencies selected by the Bank for the rating of such Offered Notes (except as agreed upon with the Representatives) and, to the extent previously agreed upon with the Representatives, for expenses incurred in distributing the Preliminary Offering Circular and the Final Offering Circular (including any amendments and supplements thereto).

9. Conditions to the Obligations of the Initial Purchasers. The obligation of the several Initial Purchasers to purchase and pay for the Offered Notes will be subject to the accuracy of the representations and warranties on the part of the Bank, the Seller and the Transferor herein as of the date hereof and the Closing Date, to the accuracy of the statements of the Bank, the Seller and the Transferor made pursuant to the provisions thereof, to the performance by each of the Bank, the Seller and the Transferor in all material respects of its obligations hereunder and to the following additional conditions precedent:

(a) the Series 2007-2 Class A Notes shall have the ratings, if any, specified in Exhibit A hereto and the Series 2007-2 Class B Notes shall have the ratings, if any, specified in Exhibit B hereto or their equivalent at the time of issuance by each of Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies Inc. and Moody’s Investors Service, Inc. and shall not have been placed on any credit watch with a negative implication for downgrade;

(b) the Representatives shall have received an opinion of counsel to the Bank, which counsel may be internal counsel of the Bank or counsel otherwise reasonably acceptable to the Representatives and their counsel, dated the Closing Date, substantially to the effect that:

(i) the Bank is a federal savings association, validly existing and in good standing under the laws of the United States and has the corporate power and corporate authority to own its properties as such properties are now owned and to operate its business as such business is presently operated, and has the power, authority and legal right to acquire, own and service the Receivables transferred to the Trust;

(ii) the Bank has the corporate power and corporate authority to execute and deliver the Bank Agreements and to consummate the transactions contemplated herein and therein;

(iii) the Bank Agreements have been authorized by all necessary action on the part of the Bank and have been duly executed and delivered by the Bank;

(iv) no consent, approval, authorization or order of, or filing with, any governmental agency or body is required under applicable Federal banking law for the execution and delivery by the Bank of the Bank Agreements and the performance by the Bank of its obligations thereunder except (A) the filing of financing statements and other similar items, in the form and in the places required by law, and (B) such consents, approvals, authorizations, orders or filings as have been obtained or effected;

(v) the execution and delivery by the Bank of the Bank Agreements and the performance by the Bank of its obligations thereunder, the transfer of the Receivables to the Seller, and the consummation of any other of the transactions contemplated herein or in the other Bank Agreements, did not and will not conflict with, result in a material breach of or violation of any of the terms of, or constitute a default under, the Federal Stock Charter or Bylaws of the Bank, or conflict with, result in a material breach of or violation of any of the provisions of, or constitute a default under, any rule, order, statute or regulation, to the extent the foregoing relate to applicable Federal banking law, of any court, regulatory body, administrative agency or governmental body having jurisdiction over the Bank, or the terms of any material indenture or other material agreement or instrument known to such counsel to which the Bank is a party or by which it or its properties are bound; and

(vi) except as otherwise disclosed in the Preliminary Offering Circular and the Final Offering Circular, there are no actions, proceedings or investigations pending or, to such counsel’s knowledge, overtly threatened before any court, administrative agency or other tribunal (A) asserting the invalidity of any of the Bank Agreements or the Notes, (B) seeking to prevent the issuance of the the Notes or the consummation of any of the transactions contemplated by the Bank Agreements or the Indenture, (C) which, in such counsel’s judgment, would reasonably be expected to materially and adversely affect the performance by the Bank of its obligations under, or the validity or enforceability of, the Bank Agreements or the Notes, or (D) seeking to adversely affect the Federal income tax attributes of the Offered Notes as described in the Preliminary Offering Circular and the Final Offering Circular under the headings “TRANSACTION STRUCTURE—Material Federal Income Tax Consequences” and “SUMMARY—Tax Status”;

(c) the Representatives shall have received one or more opinions of Sidley Austin LLP, special counsel to the Bank, the Seller and the Transferor dated the Closing Date, in form and substance satisfactory to the Representatives and their counsel, to the effect that:

(i) each of the Bank Agreements constitutes the legal, valid and binding agreement of the Bank enforceable against the Bank in accordance with its terms, subject, as to enforcement, to (A) the effect of bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium, conservatorship, receivership, or other similar laws of general applicability relating to or affecting creditors’ rights generally or the rights of creditors of federal savings associations (including the Federal Deposit Insurance Act, as amended), (B) the application of general principles of equity (regardless of whether enforceability is considered in a proceeding in equity or at law) and (C) the unenforceability under certain circumstances of provisions indemnifying a party against liability where such indemnification is contrary to public policy;

(ii) each of the Seller Agreements constitutes the legal, valid and binding agreement of the Seller enforceable against the Seller in accordance with its terms, subject, as to enforcement, to (A) the effect of bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium, conservatorship, receivership, or other similar laws of general applicability relating to or affecting creditors’ rights generally, (B) the application of general principles of equity (regardless of whether enforceability is considered in a proceeding in equity or at law) and (C) the unenforceability under certain circumstances of provisions indemnifying a party against liability where such indemnification is contrary to public policy;

(iii) each of the Transferor Agreements constitutes the legal, valid and binding agreement of the Transferor enforceable against the Transferor in accordance with its terms, subject, as to enforcement, to (A) the effect of bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium, conservatorship, receivership, or other similar laws of general applicability relating to or affecting creditors’ rights generally, (B) the application of general principles of equity (regardless of whether enforceability is considered in a proceeding in equity or at law) and (C) the unenforceability under certain circumstances of provisions indemnifying a party against liability where such indemnification is contrary to public policy;

(iv) each of the Bank Agreements, the Seller Agreements, the Transferor Agreements, the Indenture and the Series 2007-2 Notes conforms in all material respects to the descriptions thereof contained in the Preliminary Offering Circular and the Final Offering Circular;

(v) the Indenture will not be required to be qualified under the Trust Indenture Act of 1939, as amended, and the Issuer is not now, and immediately following the sale of the Series 2007-2 Notes pursuant hereto will not be, required to be registered under the Investment Company Act of 1940, as amended;

(vi) the offer and sale of the Offered Notes in the manner contemplated in this Agreement is not, assuming the accuracy of the representations and warranties contained in this Agreement of each of the parties hereto and compliance by each of the parties hereto with its respective covenants and agreements contained herein, a transaction requiring registration under the Act (other than with respect to any subsequent transfer of the Offered Notes as to which such counsel need not express any opinion);

(vii) the Series 2007-2 Notes, when duly authorized and executed and authenticated in accordance with the terms of the Indenture and delivered to and paid for by the Initial Purchasers pursuant to this Agreement, will be duly and validly issued and outstanding and will be entitled to the benefits of the Indenture and enforceable in accordance with their terms, subject, as to enforcement, to (A) the effect of bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium, conservatorship, receivership, or other similar laws of general applicability relating to or affecting creditors’ rights generally, (B) the application of general principles of equity (regardless of whether enforceability is considered in a proceeding in equity or at law) and (C) the unenforceability under certain circumstances of provisions indemnifying a party against liability where such indemnification is contrary to public policy;

(viii) the Indenture constitutes the legal, valid and binding agreement of the Issuer, enforceable against the Issuer in accordance with its terms, subject, as to enforcement, to (A) the effect of bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium, conservatorship, receivership, or other similar laws of general applicability relating to or affecting creditors’ rights generally, (B) the application of general principles of equity (regardless of whether enforceability is considered in a proceeding in equity or at law) and (C) the unenforceability under certain circumstances of provisions indemnifying a party against liability where such indemnification is contrary to public policy;

(ix) the Offered Notes will be properly characterized as debt for United States federal income tax purposes and the Issuer will not be deemed to be an association taxable as a corporation or a publicly traded partnership;

(x) the statements in the Preliminary Offering Circular and the Final Offering Circular under the headings “Material Federal Income Tax Consequences” and “Material State Tax Consequences” and the summary thereof under the headings “TRANSACTION STRUCTURE—Material Federal Income Tax Consequences” and “SUMMARY—Tax Status,” to the extent they constitute matters of Federal law or legal conclusions with respect thereto, have been reviewed by such counsel and are correct in all material respects;

(xi) the statements in the Preliminary Offering Circular and the Final Offering Circular under the headings “ERISA Considerations” and the summary thereof under the heading “TRANSACTION STRUCTURE—ERISA Considerations,” to the extent they constitute matters of Federal law or legal conclusions with respect thereto, have been reviewed by such counsel and are correct in all material respects; and

(xii) the statements in the Base Offering Circular under the heading “Certain Legal Aspects of the Receivables,” to the extent they constitute matters of Federal or New York law or legal conclusions with respect thereto, have been reviewed by such counsel and are correct in all material respects;

such counsel also shall provide a statement to the Representatives that (1) they have participated in conferences with representatives of the Bank, the Seller and the Transferor and their accountants, the Initial Purchasers and counsel to the Initial Purchasers concerning the Preliminary Offering Circular and the Final Offering Circular and have considered the matters required to be stated therein and the matters stated therein, although they are not independently verifying the accuracy, completeness or fairness of such statements (except as stated in paragraphs (iv), (x), (xi) and (xii) above), and (2) based upon and subject to the foregoing, nothing has come to their attention that gives them reason to believe that the Preliminary Offering Circular as of the Time of Sale included any untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, or the Final Offering Circular as of its date or on the Closing Date includes any untrue statement of a material fact or omits to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading (other than financial and statistical information contained in the Preliminary Offering Circular or the Final Offering Circular or, in the case of the Preliminary Offering Circular, the omission of information regarding the final amount of the Offered Notes (as reflected in the Final Offering Circular) or pricing and price-dependent information (which information shall of necessity appear only in the Final Offering Circular), as to which such counsel need not express any opinion);

(d) the Representatives shall have received an opinion or opinions of Sidley Austin LLP, special counsel to the Bank, dated the Closing Date, in form and substance satisfactory to the Representatives and their counsel, with respect to certain true sale matters relating to the transfer of the Receivables from the Seller to the Transferor and certain substantive consolidation matters;

(e) the Representatives shall have received an opinion or opinions of Sidley Austin LLP, or other special counsel to the Bank, the Seller or the Transferor, dated the Closing Date, in form and substance satisfactory to the Representatives and their counsel, with respect to certain security matters relating to the transfers of the Receivables from the Bank to the Seller, the Seller to the Transferor and the Transferor to the Issuer.

(f) the Representatives shall have received an opinion or opinions of Sidley Austin LLP, special counsel to the Bank, dated the Closing Date, in form and substance satisfactory to the Representatives and their counsel, with respect to certain matters relating to the transfer of the Receivables to the Trust and with respect to the grant and conveyance of an interest in and the perfection of such interest in the Receivables to the Indenture Trustee, with respect to the applicability of certain provisions of the Federal Deposit Insurance Act, as amended by the Financial Institutions, Reform, Recovery and Enforcement Act of 1989, with respect to the effect of receivership of the Bank on such interest in the Receivables and with respect to other related matters in a form reasonably satisfactory to the Representatives and their counsel; in addition, the Representatives shall have received a reliance letter with respect to any opinion that the Bank or its counsel is required to deliver to the Rating Agencies;

(g) the Representatives shall have received from McKee Nelson LLP, special counsel to the Initial Purchasers, such opinion or opinions, dated the Closing Date, in form and substance satisfactory to the Representatives, with respect to the organization of the Bank, the validity of the Offered Notes, the Preliminary Offering Circular, the Final Offering Circular and other related matters as the Representatives may require, and the Bank shall have furnished to such counsel such documents as they may reasonably request for the purpose of enabling them to pass upon such matters;

(h) the Representatives shall have received, with respect to the Bank, a certificate, dated the Closing Date, of an authorized officer of the Bank in which such officer, to the best of his or her knowledge after reasonable investigation, shall state that (A) the representations and warranties of the Bank in the Bank Agreements are true and correct in all material respects on and as of the Closing Date, (B) the Bank has complied with all agreements and satisfied all conditions on its part to be performed or satisfied hereunder at or prior to the Closing Date, (C) subsequent to the Time of Sale, there has been no material adverse change in the condition (financial or otherwise) of the Bank except as set forth in or contemplated in the Preliminary Offering Circular or as described in such certificate;

(i) the Representatives shall have received, with respect to the Seller, a certificate, dated the Closing Date, of an authorized officer of the Seller in which such officer, to the best of his or her knowledge after reasonable investigation, shall state that (A) the representations and warranties of the Seller in the Seller Agreements are true and correct in all material respects on and as of the Closing Date, (B) the Seller has complied with all agreements and satisfied all conditions on its part to be performed or satisfied hereunder at or prior to the Closing Date, (C) subsequent to the Time of Sale, there has been no material adverse change in the condition (financial or otherwise) of the Seller except as set forth in or contemplated in the Preliminary Offering Circular or as described in such certificate;

(j) the Representatives shall have received, with respect to the Transferor, a certificate, dated the Closing Date, of an authorized officer of the Transferor in which such officer, to the best of his or her knowledge after reasonable investigation, shall state that (A) the representations and warranties of the Transferor in the Transferor Agreements are true and correct in all material respects on and as of the Closing Date, (B) the Transferor has complied with all agreements and satisfied all conditions on its part to be performed or satisfied hereunder at or prior to the Closing Date, (C) subsequent to the Time of Sale, there has been no material adverse change in the condition (financial or otherwise) of the Transferor except as set forth in or contemplated in the Preliminary Offering Circular or as described in such certificate;

(k) the Representatives shall have received an opinion of Chapman and Cutler LLP, counsel to the Indenture Trustee, dated the Closing Date, in form and substance satisfactory to the Representatives and their counsel, to the effect that:

(i) the Indenture Trustee is duly organized and validly existing and in good standing as a national banking association under the laws of the United States and is authorized and qualified to accept the trusts imposed by the Indenture and to act as Indenture Trustee under the Indenture;

(ii) the Indenture has been duly authorized, executed and delivered by the Indenture Trustee and constitutes a legal, valid and binding obligation of the Indenture Trustee enforceable against the Indenture Trustee in accordance with its terms, except as enforcement thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws relating to the enforcement of creditors’ rights generally, and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law);

(iii) the Indenture Trustee has duly executed and authenticated the Notes;

(iv) the execution and delivery of the Indenture by the Indenture Trustee and the performance by the Indenture Trustee of its terms do not conflict with or result in a violation of (x) any law or regulation of the United States of America governing the banking or trust powers of the Indenture Trustee, or (y) the Organization Certificate or By-laws of the Indenture Trustee;

(v) no approval, authorization or other action by, or filing with, any governmental authority of the United States of America having jurisdiction over the banking or trust powers of the Indenture Trustee is required in connection with the execution and delivery by the Indenture Trustee of the Indenture or the performance by the Indenture Trustee thereunder;

(vi) to the best knowledge of such counsel, there is no action, suit or proceeding pending or threatened against the Indenture Trustee (as Indenture Trustee under the Indenture) before or by any governmental authority that, if adversely decided, would materially adversely affect the ability of the Indenture Trustee to perform its obligations under the Indenture; and

(vii) the execution, delivery and performance by the Indenture Trustee of the Indenture will not subject any of the property or assets of the Issuer or any portion thereof, to the imposition of any lien which may be asserted against the Issuer by the Indenture Trustee in its capacity as Indenture Trustee;

(l) the Representatives shall have received an opinion from Richards, Layton & Finger, P.A., special Delaware counsel to the Issuer, subject to customary qualifications, assumptions, limitations and exceptions, dated the Closing Date, in form and substance reasonably satisfactory to the Representatives and their counsel, with respect to the creation of a security interest in the Receivables in favor of the Issuer and with respect to the perfection by filing of the Indenture Trustee’s security interest in the Issuer’s rights in the Receivables;

(m) the Representatives shall have received an opinion of Richards, Layton & Finger, P.A., counsel to the Owner Trustee, subject to customary qualifications, assumptions, limitations and exceptions, dated the Closing Date, in form and substance reasonably satisfactory to the Representatives and their counsel, to the effect that:

(i) the Owner Trustee is duly incorporated and validly existing as a banking corporation in good standing under the laws of the State of Delaware;

(ii) the Owner Trustee has the power and authority to execute, deliver and perform its obligations under the Trust Agreement and to consummate the transactions contemplated thereby;

(iii) the Trust Agreement has been duly authorized, executed and delivered by the Owner Trustee and constitutes a legal, valid and binding obligation of the Owner Trustee, enforceable against the Owner Trustee in accordance with its terms;

(iv) neither the execution, delivery and performance by the Owner Trustee of the Trust Agreement, nor the consummation of the transactions by the Owner Trustee contemplated thereby, requires the consent or approval of, the withholding of objection on the part of, the giving of notice to, the filing, registration or qualification with, or the taking of any other action in respect of, any governmental authority or agency of the State of Delaware or the United States of America governing the trust powers of the Owner Trustee (other than the filing of the certificate of trust with the Delaware Secretary of State, which certificate of trust has been duly filed);

(v) neither the execution, delivery and performance by the Owner Trustee of the Trust Agreement, nor the consummation of the transactions by the Owner Trustee contemplated thereby, is in violation of the certificate of incorporation or by-laws of the Owner Trustee or of any law, governmental rule or regulation of the State of Delaware or of the United States of America governing the trust powers of the Owner Trustee or, to such counsel’s knowledge, without independent investigation, of any indenture, mortgage, bank credit agreement, note or bond purchase agreement, long-term lease, license or other agreement or instrument to which it is a party or by which it is bound or, to such counsel’s knowledge, without independent investigation, of any judgment or order applicable to the Owner Trustee; and

(vi) to such counsel’s knowledge, without independent investigation, there are no pending or threatened actions, suits or proceedings affecting the Owner Trustee before any court or other governmental authority which, if adversely determined, would materially and adversely affect the ability of the Owner Trustee to carry out the transactions contemplated by the Trust Agreement;

(n) the Representatives shall have received an opinion of Richards, Layton & Finger, P.A., special Delaware counsel to the Issuer, subject to customary qualifications, assumptions, limitations and exceptions, dated the Closing Date, in form and substance reasonably satisfactory to the Representatives and their counsel, substantially to the effect that:

(i) the Issuer has been duly created and is validly existing in good standing as a statutory trust under the Delaware Statutory Trust Act, 12 Del. C. § 3801 et seq. (referred to in this section (n) as the “Statutory Trust Act”);

(ii) the Trust Agreement is a legal, valid and binding obligation of the Owner Trustee and the Beneficiary (as defined in the Trust Agreement), enforceable against the Owner Trustee and the Beneficiary, in accordance with its terms;

(iii) the Trust Agreement and the Statutory Trust Act authorize the Issuer to execute and deliver the Indenture, to issue the Notes and the trust certificate of beneficial interest (the “Trust Certificate”) and to grant the trust estate to the Indenture Trustee as security for the Notes;

(iv) the Issuer has the power and authority, pursuant to the Trust Agreement and the Statutory Trust Act, to execute, deliver and perform its obligations under the Administration Agreement, the Indenture, the Notes and the Trust Certificate and has duly authorized, executed and delivered such agreements and obligations;

(v) the Trust Certificate has been validly issued and is entitled to the benefits of the Trust Agreement;

(vi) neither the execution, delivery and performance by the Issuer of the Administration Agreement, the Indenture, the Notes or the Trust Certificate, nor the consummation by the Issuer of any of the transactions by the Issuer contemplated thereby, requires the consent or approval of, the withholding of objection on the part of, the giving of notice to, the filing, registration or qualification with, or the taking of any other action in respect of, any governmental authority or agency of the State of Delaware, other than the filing of the certificate of trust with the Delaware Secretary of State (which certificate of trust has been duly filed) and the filing of any financing statements with the Delaware Secretary of State in connection with the Administration Agreement and the Indenture;

(vii) neither the execution, delivery and performance by the Issuer of the Administration Agreement and the Indenture, nor the consummation by the Issuer of the transactions contemplated thereby, is in violation of the Trust Agreement or of any law, rule or regulation of the State of Delaware applicable to the Issuer;

(viii) under Section 3805(b) of the Statutory Trust Act, no creditor of the holder of the Trust Certificate shall have any right to obtain possession of, or otherwise exercise legal or equitable remedies with respect to, the property of the Issuer except in accordance with the terms of the Trust Agreement;

(ix) under Section 3808(a) and (b) of the Statutory Trust Act, the Issuer may not be terminated or revoked by the Beneficiary (as defined in the Trust Agreement), and the dissolution, termination or bankruptcy of any holder of the Trust Certificate shall not result in the termination or dissolution of the Issuer, except to the extent otherwise provided in the Trust Agreement;

(x) the Owner Trustee is not required to hold legal title to the owner trust estate in order for the Issuer to qualify as a statutory trust under the Statutory Trust Act;

(xi) there is no stamp, documentary or other excise tax imposed by the State of Delaware upon the perfection of a security interest in the Receivables;

(xii) there is no stamp, documentary or other excise tax imposed by the State of Delaware upon the transfer of the Receivables to or from the Issuer;

(xiii) the corpus of the Issuer is not subject to any personal property or similar ad valorem tax imposed by the State of Delaware;

(xiv) the characterization of the Issuer for federal income tax purposes, whether as a trust, partnership or association taxable as a corporation, is determinative of the character of the Issuer for State of Delaware income tax purposes, and, if the Issuer is characterized as a partnership for State of Delaware income tax purposes, no State of Delaware income tax is imposed upon the Issuer. For State of Delaware income tax purposes, taxable income would be derived from “federal taxable income,” and for the purpose of ascertaining such taxable income for State of Delaware income tax purposes, the amount of federal taxable income as determined for federal income tax purposes would be determinative, whether such amount of federal taxable income is determined upon a characterization of the transaction as a sale or as a loan;

(xv) there is no stamp, documentary or other excise tax imposed by the State of Delaware upon the Notes;

(xvi) there is no income tax imposed by New Castle County, Delaware, upon the Issuer and New Castle County, Delaware, is prohibited by Delaware State law from imposing a personal property tax upon or measured by the corpus of the Issuer; and

(xvii) the Beneficiary (as defined in the Trust Agreement) is the sole beneficial owner of the Issuer;

(o) the Representatives shall have received, with respect to the Issuer, a certificate, dated as of the Closing Date, of an authorized representative of the Issuer in which such representative, to the best of his or her knowledge after reasonable investigation, shall state that (A) the representations and warranties of the Issuer in this Agreement are true and correct in all material respects on and as of the Closing Date, (B) the Issuer has complied with all agreements and satisfied all conditions on its part contemplated hereunder at or prior to the Closing Date, and (C) subsequent to the Time of Sale, there has been no material adverse change in the condition (financial or otherwise) of the Issuer except as set forth in or contemplated in the Preliminary Offering Circular or as described in such certificate; and

(p) the Representatives shall have received a signed agreed-upon procedures letter from Deloitte & Touche LLP regarding the Preliminary Offering Circular and the Final Offering Circular in form and substance satisfactory to the Representatives.

Any opinion requirement set forth above may be modified in a manner reasonably agreed to by the addressee thereof. The Bank, the Seller and the Transferor will furnish the Representatives with such conformed copies of such opinions, certificates, letters and documents as they reasonably request.

10. Indemnification.

(a) Each of the Bank, the Seller and the Transferor, jointly and severally, will indemnify and hold harmless each Initial Purchaser and each person, if any, who controls any Initial Purchaser within the meaning of the Act or the Exchange Act and the respective officers, directors and employees of each such person, against any losses, claims, damages or liabilities, joint or several, to which such Initial Purchaser or such controlling person may become subject, under the Act, the Exchange Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Preliminary Offering Circular (it being understood that such indemnification with respect to the Preliminary Offering Circular does not include the omission of information regarding the final amount of the Offered Notes (as reflected in the Final Offering Circular) or pricing and price-dependent information, which information shall of necessity appear only in the Final Offering Circular), the Other Materials, the Final Offering Circular or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; and will reimburse each Initial Purchaser and each such officer, director, employee or controlling person for any legal or other expenses reasonably incurred by such Initial Purchaser and each such officer, director, employee or controlling person in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that none of the Bank, the Seller nor the Transferor will be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any such untrue statement or alleged untrue statement in or omission or alleged omission from any such documents in reliance upon and in conformity with the Initial Purchasers Information. This indemnity agreement will be in addition to any liability which the Bank, the Seller or the Transferor may otherwise have.

(b) Each Initial Purchaser, severally and not jointly, will indemnify and hold harmless the Bank, the Seller and the Transferor, each of its directors, and each person, if any, who controls the Bank, the Seller or the Transferor within the meaning of the Act or the Exchange Act and the respective officers, directors and employees of each such person against any losses, claims, damages or liabilities, joint or several, to which the Bank , the Seller or the Transferor or such controlling person may become subject, under the Act, the Exchange Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Preliminary Offering Circular, the Other Materials or the Final Offering Circular or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Preliminary Offering Circular, the Other Materials or the Final Offering Circular in reliance upon and in conformity with written information furnished to the Bank, the Seller or the Transferor by such Initial Purchaser expressly for use therein, and will reimburse the Bank, the Seller or the Transferor for any legal or other expenses reasonably incurred by the Bank, the Seller or the Transferor (including, without limitation, the fees and disbursements of counsel reasonably incurred by the Bank, the Seller or the Transferor in any action or proceeding between the Bank, the Seller or the Transferor and such Initial Purchaser or between the Bank, the Seller or the Transferor and any third party or otherwise) or any such director, officer or controlling person in connection with investigating or defending any such loss, claim, damage, liability or action as such expenses are incurred. This indemnity agreement shall be in addition to any liability that such Initial Purchaser may otherwise have.

(c) Promptly after receipt by an indemnified party under this Section of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section, notify the indemnifying party of the commencement thereof, but the omission and/or delay so to notify the indemnifying party will not relieve the indemnifying party from any liability which it may have to any indemnified party hereunder to the extent such omission and/or delay did not cause actual material prejudice to the indemnifying party and in any event shall not relieve such indemnifying party from any liability which it may have otherwise than on account of this indemnity agreement. In case any such action is brought against any indemnified party and it notified the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein and, to the extent that it may elect by written notice jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party. After notice from the indemnifying party to such indemnified party of its election so to assume the defense of such action, the indemnifying party will not be liable to such indemnified party under this Section for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation and the reasonable fees and expenses of separate counsel, if any, retained by the indemnified party pursuant to the following sentence. If (i) the defendants in any action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be legal defenses available to it and/or other indemnified parties that are different from or additional to those available to the indemnifying party, (ii) the use of counsel chosen by the indemnifying party to represent the indemnified party would present such counsel (based upon such counsel’s determination) with a conflict of interest, (iii) the indemnifying party shall not have employed counsel reasonably satisfactory to the indemnified party within a reasonable time after receiving notice of the institution of such action, or (iv) the indemnifying party shall authorize the indemnified party in writing to employ separate counsel at the expense of the indemnifying party, then the indemnified party or parties shall have the right to appoint separate counsel (at the expense of the indemnifying party) to assert such legal defenses and to otherwise participate in the defense of such action on behalf of such indemnified party or parties; provided, however, that in no event shall the indemnifying party be liable for fees and expenses of more than one counsel (in addition to any local counsel) in connection with any one action or separate but similar related actions in the same jurisdiction arising out of the same general allegations or circumstances for all such indemnified parties. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement or compromise of, or consent to the entry of any judgment in, any pending or threatened action in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party unless such settlement (i) does not include a statement as to fault, culpability or a failure to act by such indemnified party and (ii) includes an unconditional release of such indemnified party from all liability on any claims that are the subject matter of such action. An indemnifying party shall not be liable for any settlement of any claim effected without its consent.

(d) If recovery is not available to an indemnified party under the foregoing indemnification provisions of this Section for any reason other than as specified therein, then each indemnifying party, in lieu of indemnifying such indemnified party thereunder, shall contribute to the aggregate losses, liabilities, claims, damages and expenses of the nature contemplated by such indemnification provisions incurred by such indemnified party (i) in such proportion as is appropriate to reflect the relative benefits received by the Bank, on the one hand, and the Initial Purchasers, on the other hand, from the offering of the Offered Notes or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Bank on the one hand and the Initial Purchasers on the other hand in connection with the statements or omissions that resulted in such losses, liabilities, claims, damages or expenses, as well as any other relevant equitable considerations. The relative benefits received by the Bank on the one hand and the Initial Purchasers on the other hand in connection with the offering of the Offered Notes shall be deemed to be in the same respective proportions as the net proceeds from the sale of the Offered Notes (before deducting expenses) received by the Bank and the total discounts and commissions received by the Initial Purchasers bear to the aggregate offering price of the Offered Notes. The relative fault of the parties shall be determined by reference to, among other things, the parties’ relative knowledge and access to information concerning the matter with respect to which the claim was asserted, the opportunity to correct and prevent any statement or omission, and any other equitable considerations appropriate under the circumstances. The Bank and the Initial Purchasers agree that it would not be equitable if the amount of such contribution were determined by pro rata or per capita allocation. Notwithstanding the provisions of this Section 10(d), no Initial Purchaser shall be required to contribute any amount in excess of the amount by which the total purchase price of the Offered Notes purchased by such Initial Purchaser under this Agreement exceeds the amount of any damages which such Initial Purchaser has otherwise been required to pay by reason of such untrue or alleged untrue statements or omissions or alleged omissions. The Initial Purchasers’ respective obligations to contribute pursuant to this Section 10 are several in proportion to the amount of Offered Notes set forth opposite their respective names in Exhibit A and Exhibit B hereto, and not joint.

11. Default of Initial Purchasers. If any Class A Initial Purchaser or Class A Initial Purchasers purchasing Class A Notes, or any Class B Initial Purchaser or Class B Initial Purchasers purchasing Class B Notes, default in their obligations to purchase such Class A Notes or Class B Notes, as applicable, under this Agreement and the aggregate principal amount of such Class A Notes or Class B Notes, as applicable, which such defaulting Initial Purchaser or Initial Purchasers agreed, but failed, to purchase does not exceed 10% of the total principal amount of such Class A Notes or Class B Notes, as applicable, set forth in Exhibit A and Exhibit B hereto, as applicable, the Representatives may make arrangements satisfactory to the Bank for the purchase of such Class A Notes or Class B Notes, as applicable, by other persons, including any of the Initial Purchasers, but if no such arrangements are made within a period of 36 hours after the Closing Date, the non-defaulting Class A Initial Purchasers or Class B Initial Purchasers, as applicable, shall be obligated severally, in proportion to their respective total commitments under this Agreement, to purchase such Class A Notes or Class B Notes, as applicable, which such defaulting Initial Purchasers agreed but failed to purchase. If any Class A Initial Purchaser or Class A Initial Purchasers, or any Class B Initial Purchaser or Class B Initial Purchasers, so default and the aggregate principal amount of such Class A Notes or Class B Notes, as applicable, with respect to which such default or defaults occur is more than 10% of the total principal amount of such Class A Notes or Class B Notes, as applicable, and arrangements satisfactory to the Representatives and the Bank for the purchase of such Class A Notes or Class B Notes, as applicable, by other persons are not made within 36 hours after such default, this Agreement will terminate without liability on the part of any non-defaulting Class A Initial Purchasers or Class B Initial Purchasers, as applicable, or the Bank, except as provided in Section 13. As used in this Agreement, the term “Initial Purchaser” includes any person substituted for a Class A Initial Purchaser or Class B Initial Purchaser, as applicable, under this Section. Nothing herein will relieve a defaulting Initial Purchaser from liability for its default.

12. Termination of the Obligations of the Initial Purchasers. The obligation of the Initial Purchasers to purchase the Offered Notes on the Closing Date shall be terminable by such Initial Purchasers by written notice delivered to the Bank if at any time on or prior to the Closing Date (i) trading in securities generally on the New York Stock Exchange shall have been suspended or materially limited, or there shall have been any setting of minimum prices for trading on such exchange, (ii) a general moratorium on commercial banking activities in New York or Arizona shall have been declared by any of Federal, New York or Arizona authorities, (iii) there shall have occurred any material outbreak or escalation of hostilities or other calamity or crisis, the effect of which on the financial markets of the United States is such as to make it, in the Representatives’ reasonable judgment, impracticable to market the Offered Notes on the terms and in the manner contemplated in the Final Offering Circular or (iv) any change or any development involving a prospective change occurs, materially and adversely affecting (A) the Collateral taken as a whole or (B) the business or properties of the Bank, the Transferor or the Issuer, which, in the Representatives’ reasonable judgment, in the case of either (A) or (B), makes it impracticable to market the Offered Notes on the terms and in the manner contemplated in the Final Offering Circular.

13. Survival of Certain Representations and Obligations. The respective indemnities, agreements, representations, warranties and other statements by the Bank or its officers and of the several Initial Purchasers set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation, or statement as to the results thereof, made by or on behalf of the Initial Purchasers, the Bank or any of their respective officers or directors or any controlling person, and will survive the issuance of and payment for any Offered Notes.

If this Agreement is terminated pursuant to Section 11 or Section 12 or if for any reason the purchase of any Offered Notes by the Initial Purchasers is not consummated, the Bank shall remain responsible for the expenses to be paid or reimbursed by it pursuant to Section 8(g), and the obligations of the Bank and the Initial Purchasers pursuant to Section 10 shall remain in effect.

14. Notices. All communications hereunder will be in writing and, if sent to the Representatives, will be mailed, delivered or transmitted by facsimile and confirmed, to them at Greenwich Capital Markets, Inc., 600 Steamboat Road, Greenwich, Connecticut 06830, Attention: Al Yoshimura, telephone number: (203) 618-6258, and at J.P. Morgan Securities Inc., 270 Park Avenue, Floor 10, New York, New York 10017, Attention: Eric Wiedelman (Head of Credit Card Securitization), telephone number: (212) 834-5658, or if sent to the Bank, will be mailed, delivered or transmitted by facsimile and confirmed to Kevin T. Knight, facsimile number: (480) 896-7923, Nordstrom fsb, 8205 Princess Drive, Scottsdale, Arizona 85255, or if sent to the Seller, will be mailed, delivered or transmitted by facsimile and confirmed to Kevin T. Knight, facsimile number: (303) 397-4488, Nordstrom Credit, Inc., 13531 East Caley Avenue, Centennial, Colorado 80111, or if sent to the Transferor, will be mailed, delivered or transmitted by facsimile and confirmed to Kevin T. Knight, facsimile number: (303) 397-4488, Nordstrom Private Label Receivables II LLC, 13531 East Caley Avenue, Centennial, Colorado 80111.

15. Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers, directors and controlling persons referred to in Section 10 hereof, and their successors and assigns, and no other person will have any right or obligation hereunder.

16. Entire Agreement; Amendment. This Agreement constitutes the entire agreement and understanding among the parties hereto with respect to the purchase and sale of the Offered Notes. This Agreement may be amended only by written agreement of the parties hereto.

17. Arm’s Length Business Transactions; Initial Purchasers as Independent Contractors. Each of the Bank, the Seller and the Transferor acknowledges and agrees that the Initial Purchasers are acting solely in the capacity of an arm’s length contractual counterparty to each of the Bank, the Seller and the Transferor with respect to the offering of Offered Notes contemplated hereby (including in connection with determining the terms of the offering) and not as a financial advisor or a fiduciary to, or an agent of, any of the Bank, the Seller or the Transferor or any other person. Additionally, neither the Representatives nor any other Initial Purchaser is advising any of the Bank, the Seller or the Transferor or any other person as to any legal, tax, investment, accounting or regulatory matters in any jurisdiction. Each of the Bank, the Seller and the Transferor shall consult with its own advisors concerning such matters and shall be responsible for making their own independent investigation and appraisal of the transactions contemplated hereby, and the Initial Purchasers shall have no responsibility or liability to any of the Bank, the Seller or the Transferor with respect thereto. Any review by the Initial Purchasers of the Bank, the Seller, the Transferor, the transactions contemplated hereby or other matters relating to such transactions will be performed solely for the benefit of the Initial Purchasers and shall not be on behalf of any of the Bank, the Seller or the Transferor.

18. Applicable Law. THIS AGREEMENT WILL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

If the foregoing is in accordance with your understanding of our agreement, please sign and return to us a counterpart hereof, whereupon it will become a binding agreement among the Bank, the Seller, the Transferor and the several Initial Purchasers in accordance with its terms. Alternatively, the execution of this Agreement by the Bank, the Seller and the Transferor and its acceptance by or on behalf of the Initial Purchasers may be evidenced by an exchange of facsimile or other written communications.

Very truly yours,

NORDSTROM FSB

By /s/ Marc A. Anacker
Name: Marc A. Anacker
Title: Senior Vice President, Treasurer and Chief
Financial Officer

NORDSTROM CREDIT, INC.

By /s/ Kevin T. Knight
Name: Kevin T. Knight
Title: President

NORDSTROM PRIVATE LABEL
RECEIVABLES LLC

By /s/ Marc A. Anacker
Name: Marc A. Anacker
Title: Treasurer

NORDSTROM PRIVATE LABEL CREDIT
CARD MASTER NOTE TRUST

By: Nordstrom Private Label Receivables LLC,
not in its individual capacity but solely
as Beneficiary on behalf of the Issuer,

By /s/ Kevin T. Knight
Name: Kevin T. Knight
Title: President

The foregoing Agreement is hereby
confirmed and accepted as of the date first
above written.

GREENWICH CAPITAL MARKETS, INC.,
as a Representative of the Initial Purchasers

By /s/ Albert Yoshimura
Name: Albert Yoshimura
Title: Executive Director

J.P. MORGAN SECURITIES INC.,
as a Representative of the Initial Purchasers

By /s/ R. Eric Wiedelman
Name: R. Eric Wiedelman
Title: Executive Director

EXHIBIT A

NORDSTROM FSB

NORDSTROM CREDIT CARD MASTER NOTE TRUST II

SERIES 2007-2 CLASS A ASSET BACKED NOTES

Terms of the Series 2007-2 Class A Asset Backed Notes

Class A Notes
Principal Amount	$453,800,000
S&P Rating	AAA
Moody’s Rating	Aaa
Note Rate	One-Month LIBOR plus 0.06% per annum
Purchase Price	$453,800,000

Principal
Amount of
Initial Purchaser	Class A Notes
Greenwich Capital Markets, Inc.	$90,760,000
J.P. Morgan Securities Inc.	$90,760,000
Banc of America Securities LLC	$90,760,000
Barclays Capital Inc.	$90,760,000
Credit Suisse Securities (USA) LLC	$90,760,000
Total	$453,800,000

Time of Sale: Time of Sale: 2:40 p.m. (Eastern Time (U.S.)) on April 25, 2007 (the time the first contract of sale was entered into as designated by the Representatives).

EXHIBIT B

NORDSTROM FSB

NORDSTROM CREDIT CARD MASTER NOTE TRUST II

SERIES 2007-2 CLASS B ASSET BACKED NOTES

Terms of the Series 2007-2 Class B Asset Backed Notes

Class B Notes
Principal Amount	$46,200,000
S&P Rating	A
Moody’s Rating	A2
Note Rate	One-Month LIBOR plus 0.18% per annum
Purchase Price	$46,200,000

Principal
Amount of
Initial Purchaser	Class B Notes
Greenwich Capital Markets, Inc.	$23,100,000
J.P. Morgan Securities Inc.	$23,100,000
Total	$46,200,000

Time of Sale: Time of Sale: 2:40 p.m. (Eastern Time (U.S.)) on April 25, 2007 (the time the first contract of sale was entered into as designated by the Representatives).

EXHIBIT C

Roadshow Presentation

EXHIBIT D

Initial Purchasers Information

[NONE]